EXHIBIT 10.32
REVOLVING NOTE

$15,000,000	December 23, 2009
Newport Beach, California
     FOR VALUE RECEIVED, UNIVERSAL ELECTRONICS INC., a corporation organized under the laws of the State of Delaware, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”) at its main office in Newport Beach, California, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.
     This note is the Revolving Note referred to in the Credit Agreement dated concurrently herewith (as the same may hereafter be from time to time amended, restated, or otherwise modified, the “Credit Agreement”) between the undersigned and the Bank. This note is subject to acceleration, upon the terms provided in the Credit Agreement.
     In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees, in accordance with the terms and conditions set forth in the Credit Agreement. Except as otherwise expressly set forth under the terms and conditions set forth in the Credit Agreement, the undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest, and notice of dishonor.
     THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

UNIVERSAL ELECTRONICS INC.

By	/s/ Bryan Hackworth

Title	SVP CFO